SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2003

Sirna Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number

2950 Wilderness Place

Boulder, Colorado 80301

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 449-6500

N/A

(Former name or former address, if changed since last report.)

ITEM 5.	Regulation FD Disclosure.

A previously-announced stockholder rights offering to purchase shares of common stock of Sirna Therapeutics, Inc. (“Sirna”) expired on August 29, 2003. Stockholders subscribed for an aggregate of 2,525,252 shares of Sirna common stock at $1.98 per share, the total number of shares offered by Sirna. The gross proceeds totaled approximately $5 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2003

SIRNA THERAPEUTICS, INC. (Registrant)

By:	/s/ MARVIN TANCER

Name:	Marvin Tancer
Title:	Chief Financial Officer & Vice President of Operations

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